SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|  Preliminary Proxy Statement
|_|  Confidential for Use of the Commission Only (as permitted by Rule 14a-
     6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                         FIRST EMPIRE STATE CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                         Richard A. Lammert, Esq.
                         Senior Vice President, General
                           Counsel and Secretary
                         One M&T Plaza
                         Buffalo, New York 14240
                         (716) 842-5390
--------------------------------------------------------------------------------
                     (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

|X| $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2) or
    Item 22(a)(2) of Schedule 14A.

|_|$500 per each party to the controversy pursuant to Exchange Act Rule
   14a-6(i)(3).
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:
        Not applicable.
   -----------------------------------------------------------------------------
2) Aggregate number of securities to which transaction applies:
        Not applicable.
   -----------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        Not applicable.
   -----------------------------------------------------------------------------
4) Proposed maximum aggregate value of transaction:
        Not applicable.
   -----------------------------------------------------------------------------
5) Total fee paid:
        $125
   -----------------------------------------------------------------------------
|_|Fee paid previously with preliminary materials

|_|Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1) Amount previously paid:       Not applicable.

   2) Form, Schedule or Registration Statement No.       Not applicable.

   3) Filing party:       Not applicable.

   4) Date filed:       Not applicable.

                         FIRST EMPIRE STATE CORPORATION
One M&T Plaza                                            Buffalo, New York 14240

                                                                  March 14, 1996

Dear Stockholder,

     You are cordially invited to attend the 1996 annual meeting of stockholders of First Empire State Corporation. Our annual meeting will be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, April 16, 1996 at 11:00 a.m.

     Stockholders will be asked to elect 19 directors. Information about the nominees is set forth in the attached proxy statement.

     Whether or not you presently plan to attend the meeting, please indicate your vote on the enclosed proxy card, sign and date it, and then return it in the enclosed postage-paid envelope. You may withdraw your proxy if you attend the meeting and wish to vote in person.

     I urge you to vote for the election of all 19 nominees.


                                         ROBERT G. WILMERS
                                         Chairman of the Board,
                                         President and Chief Executive Officer

                         FIRST EMPIRE STATE CORPORATION
                                  One M&T Plaza
                             Buffalo, New York 14240


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The 1996 Annual Meeting of Stockholders of First Empire State Corporation will be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, April 16, 1996 at 11:00 a.m., local time, for the following purposes:

     1. To elect nineteen (19) directors for a term of one (1) year and until their successors have been elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at 5:00 p.m., Eastern Standard Time, on March 4, 1996, are entitled to notice of, and to vote at, the meeting. Each stockholder, even though he or she now plans to attend the meeting, is requested to execute the enclosed proxy card and return it without delay in the enclosed postage-paid envelope. Any stockholder present at the meeting may withdraw his or her proxy and vote personally on each matter brought before the meeting.

                                           By Order of the Board of Directors.


                                           RICHARD A. LAMMERT
                                           Secretary


March 14, 1996

                         FIRST EMPIRE STATE CORPORATION

                                    ---------
                                 PROXY STATEMENT
                                    ---------

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of First Empire State Corporation ("First Empire" or the "Company") of proxies in the accompanying form for use at the 1996 Annual Meeting of Stockholders or any adjournment or adjournments thereof.

      The proxies designated on the form, or any one of them, may exercise all the powers of said proxies and each shall have the power to appoint a substitute to act in his place.

     The Annual Meeting of Stockholders of First Empire will be held on the 10th floor of One M&T Plaza in Buffalo, New York on Tuesday, April 16, 1996, at 11:00 a.m., local time.

     First Empire's mailing address is One M&T Plaza, Buffalo, New York 14240 and its telephone number is (716) 842-5445.

     This Proxy Statement and the accompanying form of proxy are first being sent to stockholders on or about March 14, 1996. A copy of the Company's Annual Report for 1995, including financial statements, accompanies this Proxy Statement, but is not part of the proxy solicitation materials.

                                  VOTING RIGHTS

     Stockholders of record at 5:00 p.m., Eastern Standard Time, on March 4, 1996 are entitled to vote at the Annual Meeting. At that time First Empire had outstanding 6,350,518 shares of Common Stock, $5 par value ("Common Stock"). Each share of Common Stock is entitled to one vote. Shares may not be voted at the meeting unless the owner is present or represented by proxy. Proxies will be voted in accordance with the stockholder's direction, if any. A stockholder giving a proxy may revoke it at any time before it is exercised by giving written notice of such revocation or by delivering a later dated proxy or by the vote of the stockholder in person at the Annual Meeting. Unless otherwise directed, proxies will be voted in favor of the election as directors of the persons named under the caption "NOMINEES FOR DIRECTOR."

     The vote of a plurality of the shares of the Company's Common Stock present or represented at the meeting is required for the election of directors, assuming a quorum is present or represented at the meeting. The presence in person or by proxy of the holders of a majority in voting power of the Common Stock will constitute a quorum for the transaction of business at the meeting. Broker non-votes will be counted as being present or represented at the meeting for purposes of establishing a quorum, but will not have an effect on the outcome of the vote for the election of directors.

                      PRINCIPAL BENEFICIAL OWNERS OF SHARES

     The following table sets forth certain information with respect to all persons or groups known by the Company to be the beneficial owners of more than 5% of its shares as of March 4, 1996.

Title of                     Name and address          Number          Percent
  class                     of beneficial owner       of shares        of class
--------                    -------------------       ---------        --------

Common Stock                 A group ("Group I")
                             comprised of:

                             Robert G. Wilmers        666,664             10.35%
                             One M&T Plaza
                             Buffalo, NY 14240

                             West Ferry Foundation      9,000       less than 1%
                             One M&T Plaza
                             Buffalo, NY 14240

                             Rem Foundation           451,320              7.11%
                             Allgemeines Treuun-
                              ternehmen,
                             Postfach 34 722,
                              FL 9490
                             Vaduz, Liechtenstein

                             Hofin Anstalt            354,400              5.58%
                             P.O. Box 83
                             Vaduz, Liechtenstein

                             Argali [BVI] Limited      30,200       less than 1%
                             P.O. Box 71
                             Craigmuir Chambers
                             Road Town
                             Tortola, British
                              Virgin Islands
                                                    ------------    -----------
                             Total for Group I      1,502,584(1)         23.33%


Title of                      Name and address                        Number                    Percent
 class                        of beneficial owner                    of shares                  of class
--------                     ---------------------                   ---------                  --------
Common Stock                 A group ("Group II")
                             comprised of:

                             Brent D. Baird                            380,388(2)                   5.99%
                              and others
                             1350 One M&T Plaza
                             Buffalo, NY  14203

Common Stock                 Oppenheimer Group, Inc.                   425,600(3)                   6.70%
                             Oppenheimer Tower
                             World Financial Center
                             New York, NY 10281

9% Convertible               National Indemnity                         40,000(4)                    100%(4)
Preferred Stock               Company
                             3024 Harney Street
                             Omaha, NE  68131

-----------

(1) The members of Group I have jointly filed with the Securities and Exchange Commission ("SEC") a Schedule 13D, as amended, indicating that they constitute a "group" as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Each member of Group I has indicated in such amended Schedule 13D or otherwise advised the Company that such member has sole voting and dispositive power with respect to the shares indicated opposite such member's name in the table. Mr. Wilmers is the trustee of the West Ferry Foundation, a charitable trust formed by him, and, as trustee, he holds sole voting and dispositive power over the shares which it owns. As to Mr. Wilmers, the shares indicated in the table include the shares owned by the West Ferry Foundation and 90,000 shares subject to options granted under the First Empire State Corporation 1983 Stock Option Plan ("Stock Option Plan") which are currently exercisable or are exercisable within 60 days after March 4, 1996 and which were deemed to be outstanding for purposes of calculating the percentage of outstanding shares beneficially owned by Mr. Wilmers and Group I. See also the footnotes applicable to Mr. Wilmers in the table set forth under the caption "STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS." Hofin Anstalt is a corporation controlled by Jorge G. Pereira, a director and vice chairman of the Board of Directors of the Company. The shares indicated for Hofin Anstalt include shares held by its wholly owned subsidiaries.

(2) Brent D. Baird, a director of the Company, and twelve of his associates have jointly filed with the SEC a Schedule 13D, as amended, disclaiming that they constitute a "group" as such term is used in Section 13(d)(3) of the Exchange Act and reporting that they are the beneficial owners, in the aggregate, of in excess of 5% of the outstanding Common Stock. Mr. Baird has sole voting and dispositive power with respect to 6,184 shares that he owns individually. An additional 200,000 shares are owned by entities of which Mr. Baird is a director or trustee, and as to which shares he may be deemed to share voting or dispositive power. In addition, he has remainder interests in trusts that own an aggregate of 40,104 shares. The remaining 134,100 shares, as to which Mr. Baird disclaims beneficial ownership, are owned by members of Mr. Baird's family, either individually or as trustee, or by a charitable foundation, all the trustees of which are members of Mr. Baird's family.

(3)      Oppenheimer Group, Inc. ("Oppenheimer Group") has filed with the SEC a
         Schedule 13G, as amended, reporting that it is the beneficial owner of in excess of 5% of the outstanding Common Stock and that it has shared voting and dispositive power with respect to 425,600 shares. Oppenheimer Group, a holding company which owns a variety of companies engaged in the securities business, filed the amended Schedule 13G on behalf of Oppenheimer & Co., L.P., its parent corporation, and on behalf of certain of its subsidiaries and investment advisory clients or discretionary accounts of such subsidiaries.

(4) Warren E. Buffett, Berkshire Hathaway Inc. and National Indemnity Company have jointly filed with the SEC a Schedule 13G reporting that they are the beneficial owners of 100% of the Company's Series 9% Convertible Preferred Stock ("9% Preferred Stock"), and, pursuant to the conversion privilege thereunder, that they are the beneficial owners of in excess of 5% of the outstanding Common Stock. The Schedule 13G indicates that the reporting persons have shared voting and dispositive powers with respect to the 40,000 shares of the 9% Preferred Stock. The 9% Preferred Stock is directly owned by National Indemnity Company, a subsidiary of Berkshire Hathaway Inc., and is convertible at any time into shares of the Common Stock at an initial conversion price of $78.90625 per share, subject to certain antidilution adjustments. First Empire has the right, subject to regulatory approval, to redeem the 9% Preferred Stock, in whole, but not in part, on or after March 31, 1996 at a price of $40,000,000 plus accrued and unpaid dividends. On February 9, 1996 First Empire provided notice to National Indemnity Company of its intention to redeem the shares on March 31, 1996, prior to which time National Indemnity Company is permitted to exercise the conversion privilege. National Indemnity Company subsequently confirmed to First Empire on February 13, 1996 that it will exercise the conversion privilege prior to First Empire's redemption of the 9% Preferred Stock. Based upon the 6,350,518 shares of the Common Stock outstanding as of the close of business on March 4, 1996, the complete exercise of the conversion privilege will result in the issuance of 506,930 shares of the Common Stock, or 7.39% of the Common Stock that would be outstanding following conversion. The holder of the 9% Preferred Stock is not entitled to vote at the Annual Meeting of Stockholders to be held on April 16, 1996, nor may the holder or holders of the Common Stock into which shares of the 9% Preferred Stock may be converted vote at such meeting.


                              ELECTION OF DIRECTORS

     Shares represented by properly executed proxies will be voted, unless such authority is withheld, for the election as directors of First Empire of the following nineteen (19) persons, to hold office until the 1997 Annual Meeting of Stockholders and until their successors have been elected and qualified.

Each of the nominees listed below was elected at the 1995 Annual Meeting of Stockholders, except for Herbert L. Washington, who became a director on February 20, 1996. If any nominee for any reason should become unavailable for election or if a vacancy should occur before the election (which events are not expected), it is intended that the shares represented by the proxies will be voted for such other person as the Company's management shall designate.

     The principal occupation of each of the nominees for the last five years was substantially the same as is listed below. The information with respect to the nominees is as of March 4, 1996 and includes their affiliations with First Empire's subsidiary banks, Manufacturers and Traders Trust Company ("M&T Bank"), The East New York Savings Bank ("East New York") and M&T Bank, National Association ("M&T Bank, N.A."), and with First Empire's other subsidiaries.

                              NOMINEES FOR DIRECTOR

BRENT D. BAIRD is 57, is a member of the Executive and Compensation Committees and has been a director since 1983.

     Mr. Baird is a private investor. Prior to 1992, he was a limited partner of Trubee, Collins & Co., Inc., a member firm of the New York Stock Exchange, Inc. Mr. Baird is a director of M&T Bank and a member of its Executive, Trust and Investment, Nomination, and Community Reinvestment Act Committees. He is a director of East New York and M&T Financial Corporation. Mr. Baird is chairman of the board of directors of First Carolina Investors, Inc. and president of Citizens Growth Properties, both of which are engaged in the real estate business. He is also a director of Oglebay Norton Company, Todd Shipyards Corporation, Merchants Group, Inc. and Exolon-ESK Company.

JOHN H. BENISCH is 60 and has been a director since 1988.

     Mr. Benisch is a founder and limited principal of Colliers ABR, Inc., a real estate firm based in New York City which is engaged in leasing, management and consulting services. Colliers ABR, Inc. is also an owner/member of Colliers International Property Consultants, which has regional offices throughout the United States and internationally. He is a director of East New York and a member of its Community Reinvestment Act Committee. Mr. Benisch is a member of The Real Estate Board of New York, Inc. and a member of the 53rd Street Association N.Y.C. He is also an honorary director of St. Mary's Hospital for Children, Bayside, New York, and is a member of The Salvation Army Greater New York Advisory Board.

C. ANGELA BONTEMPO is 55, is a member of the Audit Committee and has been a director since 1991.

     Ms. Bontempo is senior vice president and executive director of the Roswell Park Cancer Institute. She served as the administrator of health services at Covenant House in New York City from July 1993 to January 1994, and from January 1987 to October 1992 was president and chief executive officer of the Sisters of Charity Hospital, Buffalo, New York. Ms. Bontempo is a director of M&T Bank and a member of its Examining Committee, and a member of the Examining Committee of M&T Bank, N.A. She is also a member of the Healthcare Careers Centers of Western New York, Inc. and the American College of Health Care Executives.

ROBERT T. BRADY is 55 and has been a director since 1994.

     Mr. Brady is president, chief executive officer and a director of Moog, Inc., a manufacturer of control systems and components for aircraft, satellites and automated machinery. He is a director of M&T Bank. Mr. Brady is a director of Seneca Foods Corp., Acme Electric Corp., National Fuel Gas Company and Astronics Corp. He is also a director of the Greater Buffalo Partnership and serves as a trustee of the University at Buffalo Foundation, Inc.

PATRICK J. CALLAN is 59 and has been a director since 1988.

     Mr. Callan is a principal of The RREEF Funds, pension fund real estate investment advisors and managers. He is a partner of RREEF America Partners and a trustee of BRT Realty Trust. Mr. Callan is a director of East New York and a member of its Mortgage Investment Committee. He is also a member of The New York University Real Estate Institute Advisory Board, the MIT Center for Real Estate Advisory Board, the Association for Foreign Investors in U.S. Real Estate and The Real Estate Board of New York, Inc.

JAMES A. CARRIGG is 62 and has been a director since 1992.

     Mr. Carrigg is chairman of the board, president, chief executive officer and a director of New York State Electric & Gas Corporation. He is the chairman of the Directors Advisory Council of the Southern Division of M&T Bank. Mr. Carrigg is a director of Security Mutual Life Insurance Company of New York, Home Mutual Insurance Company and Utilities Mutual Insurance Company. He is also a director of the New York Business Development Corporation and the Business Council of New York State, Inc., and chairman of the board of trustees of Broome Community College.

BARBER B. CONABLE, JR. is 73 and has been a director since 1991.

     Mr. Conable retired as the president of The World Bank in September 1991, a position which he had held since 1986. He represented the 30th District of New York in the U.S. House of Representatives from 1965 to 1985, and served as a New York State senator in 1963 and 1964. Mr. Conable is a director of M&T Bank, and serves as chairman of the Directors Advisory Council of its Rochester Division. He is a director of American International Group, Inc. Mr. Conable is chairman of the National Committee on U.S.-China Relations, chairman of the Executive Committee of the Board of Regents of the Smithsonian Institution, and a member of the United Nations Commission on Global Governance. He is also a trustee fellow and member of the Executive Committee of Cornell University.

RICHARD E. GARMAN is 65, is a member of the Executive Committee and has been a director since 1987.

     Mr. Garman is president and chief executive officer of A.B.C. Paving Co., Inc., a general construction contractor, and Buffalo Crushed Stone, Inc., an operator of quarries and asphalt production facilities, both of which are located in Buffalo, New York. He is a director of M&T Bank and a member of its Executive and Trust and Investment Committees. Mr. Garman is a director of Merchants Group, Inc., Associated General Contractors - New York State, the Greater Buffalo Partnership and Millard Fillmore Hospitals. He is also chairman of the Greater Niagara Frontier Council of the Boy Scouts of America.

JAMES V. GLYNN is 61, is a member of the Audit Committee and has been a director since 1994.

     Mr. Glynn is president and owner of Maid of the Mist Corporation, a provider of scenic boat tours of Niagara Falls. He is a director of M&T Bank and a member of its Examining Committee, and a member of the Examining Committee of M&T Bank, N.A. Mr. Glynn is a trustee of Niagara University and serves as chairman of its Financial Committee. He also is a trustee of Stella Niagara Education Park and a member of the Niagara University Council. Mr. Glynn is a director of Artpark & Company, the Society for the Promotion, Unification and Redevelopment of Niagara, Inc. and the Greater Buffalo Partnership.

ROY M. GOODMAN is 65 and has been a director since 1984.

     Senator Goodman is a New York State senator serving his fourteenth term in the Legislature representing the East Side of Manhattan. He is the deputy majority leader for policy of the New York State Senate and serves as chairman of the Senate Committee on Investigations, Taxation, and Government Operations. Senator Goodman is also chairman of the Senate Special Committee on the Arts and Cultural Affairs. He serves as a member of the National Council on the Arts for the National Endowment for the Arts, a position to which he was appointed in 1989 by former President Bush.

PATRICK W.E. HODGSON is 55, is a member of the Audit Committee and has been a director since 1987.

     Mr. Hodgson is president of Cinnamon Investments Limited, a private investment company with real estate and securities holdings. Since February 1993, he has served as chairman of the board and chief executive officer of Todd Shipyards Corporation. Prior to 1990, Mr. Hodgson was president of London Machinery Company Limited, London, Ontario, a manufacturer of truck bodies and equipment. He is a director and a member of the Examining Committee of M&T Bank, a member of the Examining Committee of M&T Bank, N.A., and a director of M&T Capital Corporation and M&T Venture Corporation. Mr. Hodgson is president of T-W Truck Equippers Inc., Buffalo, New York, and a director of Kissing Bridge Corp., Glenwood, New York, and Niagara Blower Co., Buffalo, New York. He is also a director of Todd Shipyards Corporation, First Carolina Investors, Inc., Scotts Hospitality Inc. and Exolon-ESK Company.

SAMUEL T. HUBBARD, JR. is 46 and has been a director since 1994.

     Mr. Hubbard is president, chief executive officer and a director of The Alling & Cory Company, a distributor of paper products. He is a director of M&T Bank. Mr. Hubbard is a director of the Genesee Corporation, McCurdy & Company, Inc. and The Sodus Cold Storage Co., Inc. He is also a trustee of the Rochester Institute of Technology and the Allendale Columbia Schools, a director of the United Way of Greater Rochester, and a member of the advisory committee of Rochester's Child Advisory.

LAMBROS J. LAMBROS is 60, is a member of the Audit Committee and has been a director since 1984.

     Mr. Lambros is managing director of J.W. Childs Associates, L.P., a private investment company, a position he has held since October 1995. A private investor from 1994 until October 1995, he was chairman, president, chief executive officer and a director of Norfolk Holdings Inc., an independent oil and gas exploration and production company, from 1986 through 1993. Prior to 1986, Mr. Lambros had been executive vice president and a director of Amerada Hess Corporation, an integrated oil and gas producer, refiner and marketer, where he was responsible for that company's financial and administrative activities.

WILFRED J. LARSON is 68, is the chairman of the Audit Committee and has been a director since 1987.

     Mr. Larson retired in 1991 as president and chief executive officer of Westwood-Squibb Pharmaceuticals Inc., a subsidiary of the Bristol-Myers Squibb Company. Prior to his retirement, he also served as a vice president of Bristol-Myers Squibb Company. Mr. Larson is a director of M&T Bank, the chairman of its Examining Committee and a member of its Community Reinvestment Act Committee, and a member of the Examining Committee of M&T Bank, N.A. He is a director of Bryant & Stratton Business Institute, Inc. and Horus Therapeutics, Inc.

JORGE G. PEREIRA is 62 and has been a director since 1982. He is vice chairman of the board of First Empire and is the chairman of its Compensation Committee.

     Mr. Pereira is a private investor. He is vice chairman of the board and a director of M&T Bank, and serves as chairman of its Nomination Committee. Mr. Pereira is also a director of East New York. He is the owner of Hofin Anstalt, a private investment company.

RAYMOND D. STEVENS, JR. is 69, is a member of the Executive and Compensation Committees and has been a director since 1970.

     Mr. Stevens served as chairman of the board and a director of Pratt & Lambert United, Inc. until the consummation of its merger with The Sherwin-Williams Company on January 10, 1996. The merger concluded his 44-year affiliation with Pratt & Lambert United, Inc. and its predecessor companies. Mr.

Stevens is a director of M&T Bank and a member of its Executive, Trust and Investment, and Nomination Committees. He is a trustee of the Buffalo General Hospital. Mr. Stevens is also a former chairman of the National Paint & Coatings Association.

HERBERT L. WASHINGTON is 45 and was elected a director in February 1996.

     Mr. Washington is president of H.L.W. Fast Track, Inc., the owner and operator of six McDonald's Restaurants in the greater Rochester, New York area, and the owner of Syracuse Minority Television, Inc. He is a director of M&T Bank. Mr. Washington is a director of the Center for Governmental Research, the Allendale Columbia School, and the National Black McDonald's Operation Association. He also is president of the Rochester-area McDonald's association, and a member of the Baden Street Settlement Parenting Group of Rochester, New York.

JOHN L. WEHLE, JR. is 50 and has been a director since 1994.

     Mr. Wehle is chairman of the board, chief executive officer and president of the Genesee Corporation and The Genesee Brewing Company, Inc. He is a director of M&T Bank. Mr. Wehle is chair of the executive committee and treasurer of the Genesee Country Museum, a member of the board of governors of Strong Memorial Hospital, a trustee of The Greater Rochester Chamber of Commerce, and a director of the Greater Rochester Visitors Association, Inc., the United Neighborhood Center of Greater Rochester Foundation, Inc., the Industrial Management Council, and the Trooper Foundation, State of New York, Inc.

ROBERT G. WILMERS is 61 and has been a director since 1982. He is the chairman of the board, president and chief executive officer of First Empire, and is the chairman of its Executive Committee.

     Mr. Wilmers is chairman of the board, president, chief executive officer and a director of M&T Bank, chairman of its Executive Committee and a member of its Trust and Investment Committee; a director and member of the Executive Committee of East New York; chairman of the board and a director of M&T Bank, N.A.; and a director of a number of other First Empire or M&T Bank subsidiaries. He is a director of the Greater Buffalo Partnership, the Federal Reserve Bank of New York and The Business Council of New York State, Inc., and a member of the Visiting Committee of the John F. Kennedy School of Government at Harvard University. Mr. Wilmers is also a director of the Albright-Knox/Buffalo Fine Arts Academy.

                    The Board of Directors recommends a vote
                      FOR the election of all 19 nominees.

               STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

     Direct and indirect ownership of Common Stock by each of the directors and the executive officers who are named in the Summary Compensation Table (the "Named Executive Officers"), and by the directors and executive officers as a group is set forth in the table below as of March 4, 1996, together with the percentage of total shares outstanding represented by such ownership. (For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 under the Exchange Act, under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or to direct the voting of the security or the power to dispose or to direct the disposition of the security, or if he or she has the right to acquire the beneficial ownership of the security within 60 days.)


                                                                                                     Percent
Name of beneficial owner                            Number of shares                                of class
----------------------------                        ----------------                                --------
Brent D. Baird                                           52,288 (1)                                    (9)
John H. Benisch                                           5,484 (2)                                    (9)
C. Angela Bontempo                                           15 (3)                                    (9)
Robert T. Brady                                             200                                        (9)
Patrick J. Callan                                         6,784 (2)                                    (9)
David N. Campbell                                         1,010                                        (9)
James A. Carrigg                                            826                                        (9)
Barber B. Conable, Jr.                                      500                                        (9)
Richard E. Garman                                        25,500                                        (9)
James V. Glynn                                            1,025                                        (9)
Roy M. Goodman                                               -                                          -
Patrick W.E. Hodgson                                      5,700 (4)                                    (9)
Samuel T. Hubbard, Jr.                                      200 (3)                                    (9)
Lambros J. Lambros                                        6,000                                        (9)
Wilfred J. Larson                                         5,551                                        (9)
Jorge G. Pereira                                        354,400 (5)                                   5.58
William C. Shanley, III                                  12,869 (2)                                    (9)
Raymond D. Stevens, Jr.                                   4,756 (6)                                    (9)
Richard D. Trent                                          4,885 (2)                                    (9)
Herbert L. Washington                                        -                                          -
John L. Wehle, Jr.                                          200                                        (9)
Robert G. Wilmers                                       666,664 (2)(5)(7)(8)                         10.35
Robert E. Sadler, Jr.                                    49,316 (2)(7)                                 (9)
William A. Buckingham                                    30,414 (2)(7)                                 (9)
James L. Vardon                                          25,964 (2)(7)                                 (9)
William C. Rappolt                                       28,638 (2)(7)                                 (9)

All directors and executive
 officers as a group
 (31 persons)                                         1,380,874 (2)(7)                               21.00%


-----------

(1) See footnote (2) to the table set forth under the caption "PRINCIPAL BENEFICIAL OWNERS OF SHARES."

(2) Includes the following shares of Common Stock subject to options granted under the Stock Option Plan which are currently exercisable or are exercisable within 60 days after March 4, 1996: Mr. Benisch - 2,784 shares; Mr. Callan - 2,784 shares; Mr. Shanley - 5,769 shares; Dr. Trent - 3,584 shares; Mr. Wilmers - 90,000 shares; Mr. Sadler - 24,551 shares; Mr. Buckingham - 23,700 shares; Mr. Vardon - 1,398 shares; Mr. Rappolt - 9,900 shares; all directors and executive officers as a group - 225,842 shares.

(3) The indicated shares are held by a trust for which the indicated director is a trustee and in which the director has a pecuniary interest and investment power.

(4) Includes 600 shares of Common Stock held by a close relative for which beneficial ownership is disclaimed. Also includes 4,500 shares of Common Stock owned by a corporation controlled by Mr. Hodgson.

(5) See footnote (1) to the table set forth under the caption "PRINCIPAL BENEFICIAL OWNERS OF SHARES."

(6) Includes 1,116 shares of Common Stock held as trustee for another and for which beneficial ownership is disclaimed.

(7) Includes the following shares of Common Stock through participation in the First Empire State Corporation Retirement Savings Plan and Trust ("Retirement Savings Plan"): Mr. Wilmers - 3,179 shares; Mr. Sadler - 1,640 shares; Mr. Buckingham - 1,808 shares; Mr. Vardon - 939 shares; Mr. Rappolt
     - 2,463 shares; all directors and executive officers as a group - 10,692 shares.

(8) Includes 3,555 shares of Common Stock held by a close relative or the estate of a close relative for which beneficial ownership is disclaimed.

(9)  Less than 1%.

     Under Section 16(a) of the Exchange Act, the Company's directors and officers and persons who are the beneficial owners of more than 10% of the Common Stock are required to report their ownership of the Common Stock, options and stock appreciation rights (other than certain cash-only rights) and any changes in that ownership to the SEC and the American Stock Exchange. Specific due dates for these reports have been established, and the Company is required to report in this proxy statement any failure to file by these dates during 1995. The Company believes that all of these filing requirements were satisfied by its directors and officers and by the beneficial owners of more than 10% of the Common Stock. In making this statement, the Company has relied on copies of the reporting forms received by it or on the written representations from certain reporting persons that no Forms 5 (Annual Statement of Changes in Beneficial Ownership) were required to be filed under the applicable rules of the SEC.

                                PERFORMANCE GRAPH

     The graph which has been omitted from this filing contains a comparison of the cumulative stockholder return on the Common Stock against the cumulative total returns of the KBW 50 Index, compiled by Keefe, Bruyette & Woods, Inc., and the S&P 500 Composite Index, compiled by Standard & Poor's Corporation, for the five-year period beginning on December 31, 1990 and ending on December 31, 1995. The KBW 50 Index is comprised of fifty American banking companies, including all money-center and most major regional banks. The data points depicted on such graph are contained in the tabular presentation immediately following the space intentionally left blank below.






                      [THIS SPACE LEFT INTENTIONALLY BLANK]






                         Stockholder Value at Year End*

       ----------------------------------------------------------------
       |                                                              |
       |                   1990   1991   1992   1993   1994   1995    |
                           ----   ----   ----   ----   ----   ----
       |                                                              |
       |  First Empire     $100   $185   $253   $268   $263   $427    |
       |  KBW 50 Index     $100   $158   $202   $213   $202   $324    |
       |  S&P 500 Index    $100   $130   $140   $155   $157   $215    |
       |                                                              |
       ----------------------------------------------------------------

* Assumes a $100 investment on December 31, 1990 and reinvestment of all dividends.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Committee Report on Executive Compensation

A key objective of First Empire is to attract, develop and maintain strong executive officers who are capable of maximizing the Company's performance for the benefit of its stockholders. In furtherance of this objective, the Compensation Committee has adopted a compensation strategy for its executive officers which utilizes reasonable salaries, while placing heavy emphasis on the use of variable incentives such as awards of cash bonuses and grants of stock options in order to reward longer-term contributions to the Company's success. First Empire periodically compares its compensation levels, practices and financial performance to a select group of commercial banking institutions of similar size, geographic market and business makeup to First Empire. The Compensation Committee considered seventeen commercial banking companies which it believed were reasonably comparable to the Company's asset size and performance and which were generally located in the northeast or midwest (the "comparative group of banks"). Twelve of the seventeen commercial banking companies forming the comparative group of banks considered by the Compensation Committee were included in the KBW 50 Index compiled by Keefe, Bruyette & Woods, Inc.

     Base salaries of First Empire's executive officers are determined by competitive, market-based pay practices, performance evaluations and expected future contributions. In line with its strategy of emphasizing variable pay, the Compensation Committee generally targets the salaries of First Empire's executive officers at or below the median of the comparative group of banks, while also considering the unique responsibilities and performance of each executive officer. Overall, the Compensation Committee targets the total cash compensation of First Empire's executive officers above the median of the comparative group of banks.

     First Empire's executive officers participate in an annual incentive compensation plan ("Annual Incentive Plan"). The Annual Incentive Plan provides for discretionary grants of cash awards to executive officers out of a fund established annually by the Compensation Committee. In establishing this fund, the Compensation Committee considers First Empire's profitability, as well as the number of participants in the Annual Incentive Plan, and may establish a minimum threshold of net operating earnings after taxes below which no fund will be created. At the end of the year, the Compensation Committee may increase the size of the established fund in its discretion by no more than 50% to take into account its subjective assessment of management's contribution to First Empire's profitability. First Empire's net operating earnings after taxes for 1995 exceeded the minimum threshold of profitability which had been previously established by the Compensation Committee, thereby initiating the payment of cash bonuses to its executive officers under the Annual Incentive Plan, but the Compensation Committee did not exercise its discretion to increase the aggregate size of the fund above the predetermined level.

     The aggregate amount of the Annual Incentive Plan pool and 1995's awards to First Empire's executive officers thereunder were reviewed and approved by the Compensation Committee. The Compensation Committee considered, but did not formally weight, a number of quantitative and qualitative performance factors to evaluate the 1995 performance of executive officers and other employees under the Annual Incentive Plan. The performance factors considered were: growth and composition of earnings; achieving business plans; asset quality; market share; and responsiveness to the economic environment. In determining its discretionary evaluation of the Chief Executive Officer's performance, the Compensation Committee considered, but did not formally weight, the following performance factors: the Company's earnings growth; its asset quality relative to the banking industry as a whole; the integration of the Company's acquisitions; and market share. Another factor which the Compensation Committee considered in determining the Chief Executive Officer's 1995 incentive award was its philosophy of providing the Chief Executive Officer with greater long-term opportunities in the form of stock options and placing a lesser emphasis on base salary and annual cash incentives.

     Consistent with its objective of attracting, developing and maintaining strong executive management, First Empire provides potentially significant long-term incentive opportunities to its executive officers through discretionary grants of stock options and stock appreciation rights under the Stock Option Plan, thereby emphasizing the potential creation of long-term stockholder value and more closely aligning the interests of First Empire's executive officers with those of its stockholders. Stock options and stock appreciation rights are considered effective long-term incentives by the Compensation Committee because an executive can profit only if the value of the Common Stock increases. In making these grants, the Compensation Committee considers its subjective assessment of the Company's past financial performance and future prospects, an executive officer's current level of ownership of the Common Stock, the period during which an executive officer has been in a key position with the Company, individual performance and competitive practices within the comparative group of banks.

     In 1995, the Compensation Committee considered, but did not formally weight, the following factors in connection with the number of options granted to each executive officer: the competitive practices within the comparative group of banks; the individual executive officer's position and potential within First Empire; and the level of past awards of stock options or stock appreciation rights granted to each executive officer. In the determination of the Chief Executive Officer's 1995 stock option award, the Compensation Committee also considered its philosophy of providing him with greater long-term opportunities in the form of stock options and placing a lesser emphasis on base salary and annual cash incentives.

     All of the 1995 performance factors considered by the Compensation Committee in its salary determinations and its annual incentive and stock option awards made to the Company's executive officers exceeded predetermined objectives or, where no predetermined level had been set, were deemed to be above industry averages or otherwise exceeded the Compensation Committee's expectations. The Compensation Committee believes that the total compensation provided to the Company's executive officers is competitive and reflects the Company's performance. Also, the Compensation Committee believes that the Company's compensation programs have helped to focus First Empire's executive officers on increasing the Company's performance and stockholder value.

     Effective as of January 1, 1994, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), generally denies a deduction to any publicly-held corporation for compensation paid to its chief executive officer and its four other highest-paid executive officers to the extent that any such individual's compensation exceeds $1 million, subject to certain exceptions, including one for "performance-based compensation." The Compensation Committee believes that none of the Company's executive officers received compensation in 1995 which was nondeductible under Section 162(m) of the Internal Revenue Code.

     This report was prepared by the Compensation Committee of the Board of
Directors:

         Jorge G. Pereira, Chairman
         Brent D. Baird
         Raymond D. Stevens, Jr.

Compensation Committee Interlocks and Insider Participation

     Messrs. Pereira, Baird and Stevens served as members of the Compensation Committee throughout 1995, and are currently serving as such.

     Mr. Pereira is vice chairman of First Empire and M&T Bank, titular posts without day-to-day managerial responsibilities which he has held since April 18, 1984. Mr. Baird served as chairman of the board of M&T Capital Corporation, the venture capital subsidiary of M&T Bank, from August 4, 1983 to April 20, 1987. Neither Mr. Pereira nor Mr. Baird has received additional compensation for serving in such capacities.

     The members of the Compensation Committee and their associates are, as they have been in the past, customers of, and have had transactions with, the bank subsidiaries of the Company; and additional transactions may be expected to take place in the future between such persons and subsidiaries. Any loans from the Company's subsidiary banks to such persons and their associates outstanding at any time since the beginning of 1995 were made in the ordinary course of business of the banks on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

Executive Compensation

     The table below contains information concerning the compensation received by the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company in the three fiscal years ended December 31, 1995.

                           Summary Compensation Table



                                                                                        Long-term
                                                                                         Compen-
                                                    Annual Compensation                  sation
                                            ------------------------------------    ---------------
                                                                                    |    Awards    |

                                                                                    |  Securities  |        All
                                                                                    |  Underlying  |       Other
                                                                                    |   Options/   |      Compen-
Name and Principal Position                 Year        Salary            Bonus     |     SARs     |       sation
---------------------------                 ----       --------         --------    |    ------    |       ------
                                                          ($)              ($)      |       (#)              ($)(*)
Robert G. Wilmers                           1995       $400,000         $300,000    |    20,000    |       $12,726
  Chairman of the Board,                    1994        400,000          235,000    |    20,000    |        12,546
  President and Chief                       1993        400,000          200,000    |    20,000    |        11,963
  Executive Officer of                                                              |              |
  First Empire and M&T Bank                                                         |              |
                                                                                    |              |
Robert E. Sadler, Jr.                       1995        277,700          350,000    |     8,000    |        24,304
  Executive Vice President                  1994        250,000          300,000    |     7,500    |        10,875
  of First Empire and                       1993        248,646          300,000    |     7,500    |        19,571
  M&T Bank                                                                          |              |
                                                                                    |              |
William A. Buckingham                       1995        235,000          265,000    |     5,000    |        12,994
  Executive Vice President                  1994        235,000          245,000    |     5,000    |        12,997
  of First Empire and                       1993        235,000          245,000    |     5,000    |        12,994
  M&T Bank                                                                          |              |
                                                                                    |              |
James L. Vardon                             1995        218,850          275,000    |     8,000    |       164,801
  Executive Vice President                  1994        205,000          265,000    |     7,000    |         9,553
  and Chief Financial                       1993        205,000          250,000    |     7,000    |        10,118
  Officer of First Empire                                                           |              |
  and M&T Bank                                                                      |              |
                                                                                    |              |
William C. Rappolt                          1995        200,000          225,000    |     4,000    |        12,806
  Executive Vice President                  1994        200,000          185,000    |     5,000    |        12,306
  and Treasurer of                          1993        200,000          215,000    |     5,000    |        12,289
  First Empire and                                                                  |              |
  M&T Bank


(*) Includes the following 1995 contributions by the Company to the Retirement Savings Plan, a qualified defined contribution plan providing for salary reduction contributions by participants and matching contributions by the Company, for the benefit of the Named Executive Officers: Messrs. Wilmers, Sadler, Buckingham, Vardon and Rappolt - $6,750. Includes the following 1995 credits by the Company under the Supplemental Savings Plan (as hereinafter defined under the caption "Supplemental Benefit Plans") for the benefit of the Named Executive Officers: Mr. Wilmers - $3,870; Mr. Sadler - $3,862; Mr. Buckingham - $3,825; Mr. Vardon - $3,150; and Mr. Rappolt - $2,250. Includes the following insurance premiums paid by the Company in 1995 in respect of term life insurance for the benefit of the Named Executive Officers: Mr. Wilmers - $2,106; Mr. Sadler - $359; Mr. Buckingham
     - $2,419; Mr. Vardon - $305; and Mr. Rappolt - $3,805. Includes $13,333 of
     above-market interest earned by Mr. Sadler in 1995 and $154,596 of above-market interest earned by Mr. Vardon in 1995 in respect of bonus payments which they deferred in prior years.

Stock Option Grants in 1995

     The Company's stockholders have previously approved an amendment to the Stock Option Plan which limits the number of shares of Common Stock covered by stock options and stock appreciation rights granted to a key employee in any fiscal year of the Company. The effect of the amendment is to allow stock options and stock appreciation rights granted under the Stock Option Plan to continue to be eligible to qualify as "performance-based compensation" under
Section 162(m) of the Internal Revenue Code which, in general, limits the deductibility of compensation paid to certain employees of the Company to $1 million per employee for any fiscal year.

     The following table contains information with respect to the grants of stock options under the Stock Option Plan during the fiscal year ended December 31, 1995 to the Named Executive Officers who are covered by the Summary Compensation Table. No stock appreciation rights were granted under the Stock Option Plan in 1995 other than limited stock appreciation rights granted in tandem with stock options.

                    Option/SAR Grants in the Last Fiscal Year




                                                         Individual Grants
                                   ----------------------------------------------------------------------
                                   Number        Percent
                                     of          of Total
                                   Secur-        Options/
                                   ities           SARs
                                   Under-       Granted to
                                   lying         Employees
                                   Options          in          Exercise        Expir-          Grant Date
                                    /SARs         Fiscal           or           ation             Present
Name                               Granted         Year        Base Price       Date               Value
-----------------------            -------      ----------     ----------       -------         ----------
                                   (#)(1)          (4)         ($/Share)                           ($)(5)
                                   (2)(3)
Robert G. Wilmers                   20,000         12.5%        $140.00         1/17/05          $887,200
Robert E. Sadler, Jr.                8,000          5.0          140.00         1/17/05           354,880
William A. Buckingham                5,000          3.1          140.00         1/17/05           221,800
James L. Vardon                      8,000          5.0          140.00         1/17/05           354,880
William C. Rappolt                   4,000          2.5          140.00         1/17/05           177,440



----------

(1)  Title of securities subject to grant: Common Stock.

(2) All grants to the Named Executive Officers include grants of an equal number of related (or "tandem") limited stock appreciation rights. Limited stock appreciation rights may be exercised only in the event of a tender or exchange offer ("Offer") for the Common Stock (a) which, if successful, would cause the offeror to become the beneficial owner of 20% or more of the outstanding Common Stock, and (b) that the Compensation Committee determines would result in a change in control of the Company, if consummated. Upon exercise, a limited stock appreciation right granted in tandem with a nonstatutory stock option entitles the holder to receive cash in an amount equal to the excess of (a) the highest price paid pursuant to the Offer during the 90 days prior to exercise, or (b) the highest market value of a share of Common Stock during the 90 days prior to exercise, whichever is greater, over the market value of a share of Common Stock on the date of grant. A limited stock appreciation right granted in tandem with an incentive stock option entitles the holder to receive cash in an amount equal to the appreciation in the market value of a share of Common Stock since the date of grant.

(3) The stock options are exercisable in installments that provide vesting of 10% of the optioned stock after the first anniversary of the grant, an additional 20% after the second anniversary, 30% more after the third anniversary, and the remaining 40% after the fourth anniversary.

(4) Excludes shares of Common Stock subject to options granted under the Stock Option Plan to directors who are not employees of the Company. See "Directors' Fees."

(5) Consistent with the previous year, the Company used a binomial option pricing model to determine the grant date present value of stock options granted in 1995 upon the belief that such model is the most reasonable method of estimating the value of stock options granted under the Stock Option Plan. The estimated value per option is $44.36, which was calculated through the use of the following assumptions: an option term, based on historical data since the inception of the Stock Option Plan, of 6.5 years, representing the estimated period between the grant dates of options under the Stock Option Plan and their exercise dates; an interest rate that represents the yield on a zero-coupon U.S. Treasury security with a maturity date corresponding to that of the adjusted option term; volatility calculated using weekly stock prices for the three-year (156-week) period prior to the grant date; and an estimated dividend yield of 1.70%, the approximate annualized cash dividend rate paid with respect to a share of the Common Stock on December 31, 1994. The Company also deducted 10% to reflect an estimate of the probability of forfeiture prior to vesting, based on historical data since the inception of the Stock Option Plan. The actual value an executive may realize will depend upon the excess of the price of the Common Stock over the exercise price on the date the option is exercised. Accordingly, there is no assurance that the value ultimately realized by an executive officer, if any, will approximate the value estimated by the model.

Stock Options and Stock Appreciation Rights Exercised in 1995 and Year-End
Values

     The following table reflects the number of stock options and stock appreciation rights exercised by the Named Executive Officers in 1995, the total gain realized upon exercise, the number of stock options and stock appreciation rights held at the end of the year, and the realizable gain of the stock options and stock appreciation rights that are "in-the-money." In-the-money stock options and stock appreciation rights are stock options or stock appreciation rights with exercise prices that are below the year-end stock price because the stock value increased since the date of the grant.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                      and Fiscal Year-End Option/SAR Values



                                                      Number of
                                                      Securities                   Value of
                                                      Underlying                 Unexercised
                                                      Unexercised                In-the-Money
                                                    Options/SARs at            Options/SARs at
                                                    Fiscal Year-End           Fiscal Year-End (2)
                                                  ------------------      ---------------------------
                           Shares
                          Acquired     Value
                             on         Real-      Exer-      Un-                            Un-
                            Exer-       ized       cis-     Exercis-       Exercis-        Exercis-
Name                        cise         (1)       able      able           able            able
---------------------     --------    ---------   -------   --------     ----------     ------------
                             (#)         ($)        (#)        (#)           ($)              ($)
Robert G. Wilmers             -           -       77,000     58,000      11,898,875       4,828,000
Robert E. Sadler, Jr.       3,480      395,850    24,001     24,000       3,413,209       2,047,031
William A. Buckingham       9,800    1,087,775     4,622     18,400         449,333       1,561,275
James L. Vardon             1,000       96,500     8,135     22,000         929,450       1,846,813
William C. Rappolt            -           -        6,750     14,000         792,813       1,185,438


--------------

(1) Based upon the difference between the closing price of the Common Stock on the American Stock Exchange on the date or dates of exercise and the exercise price or prices for the stock options or stock appreciation rights.

(2) Based upon the closing price of the Common Stock on the American Stock Exchange on December 29, 1995 of $218.00 per share.

Retirement Plan

     The following table sets forth the annual retirement benefits under the regular benefit formula of the First Empire State Corporation Retirement Plan ("Retirement Plan") payable upon retirement to persons within specified levels of remuneration and years of service classifications assuming attainment of age 65 during 1996.

                           Pension Plan Table (1) (2)


                                                 Years of Service
                   --------------------------------------------------------------------------
 Remuneration        10            15                20               25                 30
 ------------      ------       --------          --------         --------          --------
   $150,000        24,121         36,182            48,242           60,303            72,364
    250,000        41,121         61,682            82,242          102,803           123,364
    350,000        58,121         87,182           116,242          145,303           174,364
    450,000        75,121        112,682           150,242          187,803           225,364
    550,000        92,121        138,182           184,242          230,303           276,364


------------

(1) The table assumes a straight-life annuity form of payment. The retirement benefits provided under the regular benefit formula of the Retirement Plan, as depicted in the table, are not subject to any deduction for Social Security or other offset amounts.

(2) The amounts in the table have not been restricted to those within the maximum annual retirement benefit which is currently permissible under the Internal Revenue Code. That limit (the "IRS Benefit Limit") is $120,000 for 1996. Also, in calculating a participant's benefit, annual compensation in excess of a limit set annually by the Secretary of the Treasury may not be considered. That limit (the "IRS Compensation Limit") is $150,000 for 1996.

     The compensation covered by the Retirement Plan benefits summarized in the above table approximates an employee's base annual salary. The covered compensation for each of the Named Executive Officers in the Summary Compensation Table would approximate the highest average of the amounts shown in the "Salary" column of that table which are paid during any five consecutive calendar year period in the ten calendar years preceding retirement, subject to the applicable IRS Compensation Limits. For 1995, covered compensation taken into account under the Retirement Plan for each of the Named Executive Officers in the Summary Compensation Table was as follows: Mr. Wilmers -$402,203; Mr. Sadler - $268,754; Mr. Buckingham - $233,938; Mr. Vardon - $217,318; and Mr.
Rappolt - $195,813. For purposes of the Retirement Plan, such executive officers had the following years of service at year end 1995: Mr. Wilmers - 13 years; Mr. Sadler - 12 years; Mr. Buckingham - 6 years; Mr. Vardon - 12 years; and Mr. Rappolt - 11 years.


Supplemental Benefit Plans

     In addition to retirement benefits under the Retirement Plan, M&T Bank has agreed, on an unfunded basis, to pay supplemental retirement benefits to Messrs. Buckingham, Sadler and Vardon in amounts equal to the difference between 55% of each individual's average annual compensation, as defined in the Retirement Plan, but without regard to the IRS Benefit and Compensation Limits, and the amount, if any, payable to each individual from such plan. M&T Bank has also agreed, on an unfunded basis, to pay supplemental retirement benefits to Mr. Rappolt in an amount equal to the difference between his benefit under the Retirement Plan and a benefit amount calculated under the Retirement Plan formula as if he had been hired by M&T Bank on January 1, 1977. The supplemental retirement benefits to be paid to each of them are not dependent upon their respective entitlements to retirement benefits under the Retirement Plan. In the case of Messrs. Buckingham and Sadler, the supplemental benefits are reduced by payments which they will receive from the retirement plans of their previous employers. Based on current actuarial assumptions associated with their participation in the Retirement Plan, the following amounts would be payable to them annually as supplemental retirement benefits commencing at age 65: Mr. Buckingham - $46,199; Mr. Rappolt - $11,478; Mr. Sadler - $69,607; and Mr. Vardon - $63,456. Actuarially reduced amounts would be payable to any of them who elected early retirement.

     Effective January 1, 1994, the Company adopted the First Empire State Corporation Supplemental Pension Plan (the "Supplemental Pension Plan"). The purpose of the Supplemental Pension Plan is to provide for the payment of supplemental retirement benefits based on a maximum compensation level of $235,840 to select management and highly compensated employees of certain First Empire affiliates whose benefits payable under the Retirement Plan are limited by the IRS Compensation Limit. The supplemental benefits are dependent upon a participant's entitlement to benefits under the Retirement Plan. A participant's supplemental benefit is equal to the excess of (a) the payment he would have received under the Retirement Plan were the IRS Compensation Limit $235,840 over
(b) the payment actually received under the Retirement Plan. Each of the Named Executive Officers is eligible to participate in the Supplemental Pension Plan and, in accordance with the terms of the Supplemental Pension Plan, M&T Bank has agreed, on an unfunded basis, to pay retirement benefits under the Supplemental Pension Plan to each of them. With respect to Messrs. Buckingham, Rappolt, Sadler and Vardon, the supplemental benefits under the Supplemental Pension Plan are reduced by the supplemental retirement benefits which M&T Bank has agreed to pay to them in accordance with the preceding paragraph. Based on current actuarial assumptions associated with participation in the Retirement Plan, Mr. Wilmers would receive $7,783 annually under the Supplemental Pension Plan and Mr. Rappolt would receive $4,084 annually under the Supplemental Pension Plan if they retired at age 65. An actuarially reduced amount would be payable if either elected early retirement. Based on current actuarial assumptions associated with their participation in the Retirement Plan, Messrs. Buckingham, Sadler and Vardon would receive no benefits under the Supplemental Pension Plan.

     Also effective January 1, 1994, the Company adopted the First Empire State Corporation Supplemental Retirement Savings Plan (the "Supplemental Savings Plan"). The purpose of the Supplemental Savings Plan is to provide for the payment of supplemental benefits to select management and highly compensated employees of certain First Empire affiliates, contributions on whose behalf under the Retirement Savings Plan are limited by the IRS Compensation Limit. To participate in the Supplemental Savings Plan, the executive must make salary reduction contributions to the Retirement Savings Plan of at least six percent of compensation (up to the IRS Compensation Limit) and must have compensation in excess of the IRS Compensation Limit. In such a case, the Company will credit to the participant's account under the Supplemental Savings Plan an amount equal to the excess of (a) the matching contribution that would have been made on his behalf by the Company under the Retirement Savings Plan had compensation under that plan been capped at $235,840 rather than at the IRS Compensation Limit, over (b) the matching contribution actually made on his behalf by the Company under the Retirement Savings Plan. The Supplemental Savings Plan also permits a participant to elect to defer and have credited to his account under the Supplemental Savings Plan an amount of compensation in excess of the IRS Compensation Limit, but not in excess of $235,840, equal to the percentage of compensation the participant has elected to defer under the Retirement Savings Plan. A participant's account in the Supplem ntal Savings Plan is credited with investment income or loss as if the funds had been invested in the investment funds offered under the Retirement Savings Plan, as elected by the participant. The amount of a participant's account under the Supplemental Savings Plan will be paid at such time as the participant elects irrevocably upon becoming a participant under the Supplemental Savings Plan. Each of the Named Executive Officers is eligible to participate in Supplemental Savings Plan and, in accordance with the terms of the Supplemental Savings Plan, M&T Bank has agreed, on an unfunded basis, to pay benefits under the Supplemental Savings Plan to them. See the footnote to the Summary Compensation Table for a listing of the credits made by the Company in 1995 under the Supplemental Savings Plan on behalf of each of the Named Executive Officers.

Directors' Fees

     First Empire. Directors of First Empire who are not also salaried officers of the Company or its subsidiaries receive an annual retainer of $10,000 plus $750 for each meeting of the Board of Directors attended. Such directors who are members of a committee of the Board of Directors of First Empire receive $500 for each committee meeting attended. If a director's domicile is more than 100 miles from the location of a board or committee meeting, such director receives an additional $375 for attending the board meeting and an additional $250 for attending the committee meeting. The Board of Directors has established a limitation on total compensation for services as a director of First Empire and its subsidiaries of $40,000 per year. All directors of First Empire are entitled to reimbursement for travel expenses incidental to their attendance at meetings.

     In connection with its acquisition of East New York, the Company agreed to grant to persons who became directors and advisory directors of First Empire and its subsidiaries upon First Empire's acquisition of East New York and certain other officers of East New York, on an annual basis, nonstatutory stock options to purchase shares of the Common Stock having an aggregate fair market value on the date of grant, in the case of an officer, equal to his or her then basic annual compensation and, in the case of a non-officer director, equal to the aggregate amount of his or her then annual retainer and his or her board and committee meeting fees in the last full calendar year preceding the date of grant. During 1995, the following directors of First Empire were granted options covering the indicated number of shares, each with an exercise price of $140.00 per share: Messrs. Benisch, Callan and Shanley and Dr. Trent - 285 shares.

     M&T Bank. Directors of First Empire who also serve as directors of M&T Bank or its subsidiaries, if not salaried officers of the Company or its subsidiaries, receive attendance fees for each board or committee meeting attended. Such attendance fees are identical to the schedule of fees paid to directors of First Empire for board and committee meetings attended. All such directors of M&T Bank and its subsidiaries are entitled to reimbursement for travel expenses incidental to their attendance at meetings. An unfunded plan for the deferral of board and committee fees is available to the directors of M&T Bank whereby a specific amount or percentage of such fees may be deferred until the later of January 1st following the date the director leaves the Board of Directors or the date the director reaches age 65. Quarterly compounded interest is credited to the deferred fees at a rate equal to that paid on M&T Bank's regular savings accounts.

     East New York. Each of the former trustees of East New York who became a director of East New York and who is not a salaried officer of the Company or its subsidiaries, receives an annual retainer of $18,000, a fee of $750 for each East New York board meeting attended and a fee of $500 for each East New York committee meeting attended. If a director must travel more than 100 miles to attend a board or committee meeting, such director receives an additional $375 for attending the board meeting and an additional $250 for attending the committee meeting. Other directors of East New York who also serve as directors of First Empire, if not salaried officers of the Company or its subsidiaries, are entitled to the same schedule of attendance fees but receive an annual retainer of $10,000 and, if applicable, a fee of $750 for attending each meeting of the Mortgage Investment Committee of East New York's board. If any such director must travel more than 100 miles to attend a Mortgage Investment Committee meeting, the director receives an additional $375 for attending the meeting. Subject to its fiduciary duties, the Company has agreed to cause each of the former trustees of East New York who became a director of East New York following the conversion of East New York from mutual to stock form and its acquisition by the Company on December 24, 1987 to be elected to serve as a director of East New York until the earlier of the director's 75th birthday or resignation. If East New York is merged into another bank subsidiary of the Company prior thereto, subject to its fiduciary duties, the Company has agreed to cause each such East New York director to become an advisory director of such bank subsidiary until the earlier of such director's 75th birthday or resignation and to cause the bank subsidiary to hold the requisite number of meetings and to appoint such advisory director to the requisite number of committees so that the advisory director would receive compensation equivalent to the compensation received as a director of East New York.


               TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

     The directors and executive officers of the Company and their associates are, as they have been in the past, customers of, and have had transactions with, the bank subsidiaries of the Company; and additional transactions may be expected to take place in the future between such persons and subsidiaries. Any loans from the Company's subsidiary banks to such persons and their associates outstanding at any time since the beginning of 1995 were made in the ordinary course of business of the banks on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

           BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND ATTENDANCE

    The Board of Directors held four meetings during 1995. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which the director served, except for Senator Goodman.

    The Executive Committee of the Board of Directors is empowered to act in the board's stead when the Board of Directors is not in session, during which time the Executive Committee possesses all of the board's powers in the management of the business and affairs of the Company except as otherwise limited by law. The Executive Committee held no meetings during 1995. Messrs. Wilmers (Chairman), Baird, Garman and Stevens comprise the current membership of the Executive Committee.

     The Audit Committee met five times during 1995 with representatives of the Company's independent accountants. In addition to recommending the selection of the independent accountants each year, the Audit Committee reviews the activities of the subsidiary banks' examining committees, the audit plan and scope of work of the independent accountants, the results of the annual audit and the limited reviews of quarterly financial information, the recommendations of the independent accountants with respect to internal controls and accounting procedures, and any other matters it deems appropriate. Messrs. Larson (Chairman), Hodgson, Lambros and Glynn and Ms. Bontempo are the current members of the Audit Committee.

     The Compensation Committee is responsible for administering the Stock Option Plan, including the making of grants thereunder, for administering the Annual Incentive Plan and, in addition, for making such determinations and recommendations as the Compensation Committee deems necessary or appropriate regarding the remuneration and benefits of employees of the Company and its subsidiaries. The Compensation Committee met three times during 1995. Messrs. Pereira (Chairman), Baird and Stevens currently serve as the members of the Compensation Committee.

     First Empire does not have a standing committee of its Board of Directors on nominations, or any other committee performing similar functions.


                                  OTHER MATTERS

     The Board of Directors of First Empire is not aware that any matters not referred to in the form of proxy will be presented for action at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     On the recommendation of the Audit Committee of the Board of Directors, the firm of Price Waterhouse, certified public accountants, has been selected as First Empire's principal independent public accountants for the year 1996, a capacity in which it has served since 1984. Representatives of Price Waterhouse are expected to be present at the Annual Meeting. The representatives may, if they wish, make a statement and, it is expected, will be available to respond to appropriate questions.


                               SOLICITATION COSTS

     The cost of soliciting proxies in the accompanying form will be borne by First Empire. The solicitation is being made by mail, and may also be made by telephone or in person using the services of a number of regular employees of First Empire and its subsidiary banks at nominal cost. Banks, brokerage firms and other custodians, nominees and fiduciaries will be reimbursed by the Company for expenses incurred in sending proxy material to beneficial owners of the Common Stock.


                              STOCKHOLDER PROPOSALS

     A stockholder wishing to submit a proposal for consideration at the 1997 Annual Meeting of Stockholders should do so not later than November 14, 1996.


                                   By Order of the Board of Directors.



                                           RICHARD A. LAMMERT
                                                 Secretary

March 14, 1996

P                         FIRST EMPIRE STATE CORPORATION
R
O          ANNUAL MEETING OF STOCKHOLDERS - APRIL 16, 1996 AT 11:00 A.M.
X
Y          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Ravinder K. Bansal, Ernest J. Del Monte and Richard C. Penfold as Proxies and authorizes said Proxies, or any one of them, to represent and to vote all of the shares of common stock of First Empire State Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held on April 16, 1996 and any adjournment thereof (i) as designated on the item set forth on the reverse side and (ii) at the discretion of said Proxies, or any one of them, on such other matters as may properly come before the meeting.


                      (MARK, SIGN AND DATE ON REVERSE SIDE)


                                                              ---------------
                                                              | SEE REVERSE |
                                                              |    SIDE     |
                                                              ---------------

------
|    |
  X      Please mark
|    |   vote as in
------   this example.


ELECTION OF DIRECTORS

Nominees: Brent D. Baird, John H. Benisch, C. Angela Bontempo, Robert T. Brady, Patrick J. Callan, James A. Carrigg, Barber B. Conable, Jr., Richard E. Garman, James V. Glynn, Roy M. Goodman, Patrick W.E. Hodgson, Samuel T. Hubbard, Jr., Lambros J. Lambros, Wilfred J. Larson, Jorge G. Pereira,
Raymond D. Stevens, Jr., Herbert L. Washington, John L. Wehle, Jr. and
Robert G. Wilmers

  FOR       WITHHELD     IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS
  ALL       FROM ALL     SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR
NOMINEES    NOMINEES     ALL NOMINEES.  A VOTE FOR ALL NOMINEES IS RECOMMENDED.
 ------      ------
 |    |      |    |
 |    |      |    |
 ------      ------

For, except vote
withheld from the
following nominee(s):


 ------
 |    |                    Mark here for   ------     Mark here    ------
 |    |                   address change   |    |    if you plan   |    |
 --------------------     and note change  |    |     to attend    |    |
                              at left      ------    the meeting   ------



Please mark, date and sign below
exactly as name appears hereon and return this proxy in the envelope provided.
Persons signing as executors, administrators, trustees, etc. should so indicate. If a joint account, all should sign.


Signature:___________ Date______      Signature:___________ Date______